Exhibit 99.1

September 20, 2010

FOR IMMEDIATE RELEASE

CANON INVESTMENT HOLDINGS LIMITED PLANS TO INVEST $48.9 MILLION IN ALTAIR NANOTECHNOLOGIES INC.

Comprehensive Agreement Includes Equity Investment, the Purchase of Products and Services and Privileged Access to the China Market

RENO, NV. – Altair Nanotechnologies Inc. (Altair) (Nasdaq: ALTI) today announced that it reached a definitive agreement whereby Canon Investment Holdings Limited would purchase newly issued common shares of Altair Nanotechnologies, Inc. resulting in 51% of Altair’s fully diluted common shares immediately following closing.  Canon has agreed to purchase approximately 125,917,996 shares at $0.3882 per share, providing $48.9 million in proceeds to fund the contemplated establishment of a lithium-titanate manufacturing facility in China and Altair’s working capital requirements and operations in the United States.

Under a separate conditional supply and technology license agreement, Altair has agreed to sell to Canon affiliate Zhuhai Yintong Energy Co., Ltd. (YTE) an ALTI-ESS 1 Megawatt system, battery cells, and its proprietary lithium-titanate material to be used in the production of battery cells in China.  The agreement provides up to $6.6 million in revenue to Altair by the end of 2011 including an advance of $2.0 million for lithium-titanate at the time of signing; Altair is committed to ship 20 metric tons of this material prior to year-end.  Purchases of $4.6 million under the supply agreement are conditional upon closing of the transaction.  YTE has the option to require repayment of any portion of the $2.0 million advance not offset by shipped orders if the share subscription agreement is terminated by Altair under certain conditions.

“This agreement provides important financial resources to the company, provides immediate access to the Chinese market, and also supports our longer term development activities,” said Terry Copeland, Altairnano President and CEO. “This strategic relationship creates a great opportunity for Altair to work closely with YTE and accelerate the commercialization of our technology in world markets.”

Altairnano also agreed to provide YTE with an exclusive license to its technology to manufacture battery cells using its advanced lithium-titanate materials for the Greater China market, and a non-exclusive license with respect to the remainder of Asia, Australia and New Zealand, but excluding any Middle-Eastern Country.  Under the terms of the license agreement, YTE may grant sub-licenses to affiliated companies and Altair retains the right to license third parties for the contract manufacture of cells, outside of China, for Altair’s business requirements.

“The investment in Altair represents an important milestone for our company to significantly grow our business and accelerate the commercialization of the Altair lithium-titanate technology,” said Wei Yincang, Chairman and CEO, of Canon.  “We have great respect for Altairnano and look forward to a successful alliance.”

Under an investor rights agreement, Canon will have the right to appoint a number of directors to the Board that is proportionate to its holdings, have certain registration rights and have certain rights to purchase additional shares in connection with dilutive issuances.

Closing of the transaction is subject to certain conditions, including shareholder approval at a special shareholders meeting anticipated to be held in December 2010, receipt of regulatory approval for the transaction from the Committee on Foreign Investment in the United States (CFIUS), and winding up certain defense contracts.  Refer to the related Form 8-K filing available on the Company website at www.altairnano.com or on the SEC website at www.sec.gov, for transaction details and timing associated with the regulatory approvals required for the proposed transaction.

The Company’s Board of Directors intends to implement the reverse stock split as previously approved by shareholders, by November 15, 2010.

JMP Securities is the financial advisor to the Company and provided the Board of the Company with a Fairness Opinion in relation to the proposed transaction.

PacBridge Capital Partners is the financial advisor to Canon Investment Holdings Limited.

Conference Call – Canon Investment

A teleconference to discuss the Canon investment will be held at 2:00 p.m.  Eastern Daylight Time (EDT) today, September 20, 2010.  Shareholders and members of the investment community are invited to participate.

The conference call dial-in number for both U.S. and international callers is +1 678-224-7719.  Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

An audio replay of the conference call will be available from 5:00 p.m. EDT, Monday, September 20, until Midnight EDT, September 27, 2010. It can be accessed by dialing +1 706-645-9291 and entering conference number 11923834.

Additionally, the conference call and replay will be available online, and can be accessed by visiting Altairnano's web site, www.altairnano.com.

About Altair Nanotechnologies Inc.

Headquartered in Reno, Nev. with manufacturing in Anderson, Ind., Altairnano is a leading provider of fast response battery systems technology. Altairnano’s lithium-titanate based battery systems are among the highest performing in the world, and are used primarily to provide regulation and renewable integration in the areas of mass transit and stationary power. For more information, please visit Altairnano at www.altairnano.com.

About Canon Investment Holdings Limited
Headquartered in Zhuhai, China, Canon is the holding company of Yintong Energy Company Ltd, which is an advanced manufacturer of high-capacity and high-power lithium battery products. Yintong's lithium battery modules are made with their proprietary circular design, allowing them to produce some of the safest and most durable lithium battery products on the market. Yintong's batteries are used in a range of customer applications, including mass transit and energy storage solutions. For more information, please visit Yintong at www.ytenergy.com.cn <http://www.ytenergy.com.cn/>

Additional Information

Altair intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the proposed common share issuance by Altair to Canon. The definitive proxy statement will be provided to the stockholders of Altair.  Investors and stockholders of Altair are urged to read the proxy statement and any other relevant materials filed with the SEC, which will contain important information, when they become available. The proxy statement and the other relevant materials (when they become available), and any other documents filed by Altair with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, by going to www.altairannualmeeting.com or by contacting Altair’s Investor Relations department by email at ir@altairnano.com, by phone at 775-858-3750 or by mail at 204 Edison Way, Reno, Nevada, 89521.

Participants In The Solicitation

Altair and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Altair’s stockholders in connection with the proposed common share issuance by Altair to Canon. Information about Altair’s directors and executive officers is set forth in Altair’s proxy statement on Schedule 14A filed with the SEC on April 15, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the common share issuance will be included in the proxy statement and the other relevant documents that Altair intends to file with the SEC (when they become available).

Cautionary Note regarding Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements related to the common share issuance, potential transactions among Altair, Canon and YTE and the future operations of Altair, Canon or YTE.  These forward-looking statements include statements regarding the intent, belief or current expectations of Altair as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," "could," "would" or similar expressions. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this presentation. These risks and uncertainties include, without limitation, the risks that the transactions described herein will not close as a result of the failure to obtain shareholder approval, the failure to obtain various  governmental and regulatory approvals on a timely basis or at all, breaches of representations, warranties or covenants or the failure to satisfy other conditions precedent to closing; that synergies and strategic benefits anticipated from the transaction and relationship with Canon and YTE will not be realized as a result of technical, regulatory, corporate, market or other concerns;  that any product orders described herein may be cancelled or delayed as permitted by governing documents or in breach of governing documents; and that delays in closing (or the failure to close), and the inability to raise capital in the interim, will create a critical cash shortage for Altair in the coming months and require the scaling back of operations or other measures. In addition, other risks are identified in Altair's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altair expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altair’s expectations or results or any change in events.

Contact Information:

Institutional Investors:
Brion D. Tanous
Principal
CleanTech IR, Inc.
310-541-6824
btanous@cleantech-ir.com

Individual Investors:
Tom Herbert
Principal
CleanTech IR, Inc.
310-541-6824
therbert@cleantech-ir.com